                              AGREEMENT AND WAIVER
                              --------------------

                  AGREEMENT AND WAIVER (the "Waiver"), dated as of April 19, 1999, between Brandywine Realty Trust, a Maryland real estate investment trust (the "Company"), and Five Arrows Realty Securities III L.L.C., a Delaware limited liability company (the "Investor"). Terms used herein and not otherwise defined herein shall have the meanings set forth in the Company's Declaration of Trust, as amended through and on the date hereof (the "Declaration") and the Articles Supplementary (the "Articles Supplementary") classifying 4,375,000 shares of the Company's 8.75% Series B Senior Cumulative Convertible Preferred Shares of Beneficial Interest (the "Preferred Shares").

                  WHEREAS, the Company intends to issue and sell to the Investor, and the Investor intends to purchase from the Company, the Preferred Shares and a warrant (the "Warrant") to purchase 500,000 common shares of beneficial interest of the Company ("Common Shares"), subject to adjustment in the event of a stock dividend, stock split or similar subdivision of Common Shares;

                  WHEREAS, the Declaration and the Articles Supplementary set forth certain restrictions with respect to the ownership of the Company's shares of beneficial interest ("Shares");

                  WHEREAS, the Company desires to waive certain of those restrictions on the terms and conditions set forth in this Waiver; and

                  WHEREAS, the Company's Board of Trustees has approved the provisions of this Waiver.

                  NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

                  1. Representations and Warranties of the Company. The Company hereby represents and warrants to the Investor as follows:

                           (a) Except as set forth on Schedule 1(a) hereto, no
                  individual (as determined for purposes of Section 856(h) of the Code but including "qualified trusts" (as defined in Section 856(h)(3)(E) of the Code)), Beneficially Owns more than 9.8% of the number of shares of each class of outstanding Shares and, to the knowledge of the Company, no such individual Beneficially Owns more than 5% of each such class.

                           (b) (i) Attached hereto as Exhibit A is a true and
                  complete list of the Tenants which have leases which provide for the payment of annual "rents from real property" to the Company (as such term is defined in Section 856(d) of the Code, and giving effect to the provisions of Treasury Regulation Section 1.856-3(g)) in an amount, determined solely with reference to the amount required to be included in the gross income of the Company for purposes of applying Section

                  856(c) of the Code, in excess of $500,000 annually (a "Major Lease") (it being understood that at any time and from time to time the Company may, subject to Section 3(b) hereof, notify the Investor that there has been an addition to or a change in Tenants and supply to the Investor a revised Exhibit A, which shall become Exhibit A hereto as of and after the date of receipt by the Investor of such revised Exhibit A), (ii) the Company does not own, directly or indirectly (after applying the constructive ownership rules of Section 856(d)(5) of the
                  Code) any stock or other equity interests in any such Tenant (as determined for purposes of applying Section 856(d)(2)(B) of the Code) (the representation in this clause (ii) is sometimes hereinafter referred to as a "Tenant Representation") and (iii) for purposes of Section 856(c)(2) of the Code, at least 98% of the gross income of the Company for the calendar year ending December 31, 1998 was derived from the sources specified in Section 856(c)(2) of the Code ("Qualifying Income"). For purposes of this Agreement, the term "Tenant" refers to any corporation, partnership, limited liability company, joint venture, unincorporated organization, estate, trust, or any other entity that pays or is expected to pay "rents from real property" (as such term is defined in Section 856(d) of the Code) to the Company or to any entity all or part of the income of which would be attributed to the Company for purposes of applying Sections 856(c)(2) and 856(c)(3) of the Code.

                           (c) Under current law, the only basis upon which the
                  Investor could cause the Company to fail to qualify as a REIT solely by reason of the ownership by the Investor of the Preferred Shares or Common Shares into which the Preferred Shares have been converted (such Preferred Shares or Common Shares, hereinafter, the "Subject Shares") or the Common Shares which may be issued upon the exercise of the Warrant (such Common Shares hereinafter, the "Additional Shares") (it being understood that this representation does not apply to any failure to qualify as a result of any action, inaction or event, including but not limited to the provision of any service or the institution of any legal proceeding, by any person, including but not limited to the Investor, that could affect the Company's status as a REIT), is by (i) the Investor owning, actually or Beneficially, Shares to the extent that such actual or Beneficial Ownership of Shares would result in the Company being "closely-held" within the meaning of Section 856(h) of the Code or (ii) actual or constructive ownership of an interest in the Company that, after application of the constructive ownership rules of Section 856(d)(5) of the Code, would result in the Company being deemed to own, after application of such rules, an interest in a Tenant that would cause the Company to own or be deemed to own, for purposes of applying Section 856(d)(2)(B) of the Code, 10% or more of the voting power or number of shares, or interests in assets or net profits, as applicable, in such Tenant and the income derived by the Company from such Tenants, when combined with other income that is both (i) required to be taken into account by the Company for purposes of applying Section 856(c) of the Code and (ii) not described in Sections 856(c)(2)(A) through (H) or Sections 856(c)(3)(A) through (I) of the Code, as applicable, would cause the Company to fail to satisfy any of the gross income requirements of Section 856(c) of the Code.

                  2. Representations and Warranties of the Investor. The Investor hereby represents and warrants to the Company as follows:

                           (a) Relying upon and assuming the accuracy of the
                  representations and warranties given by the Company set forth in Section 1, the ownership by the Investor and The Public Employees Retirement System of Ohio ("OPERS") of the Subject Shares and/or the Additional Shares will not result in the Company being "closely-held" within the meaning of Section 856(h) of the Code and will not result in the Company otherwise failing to qualify as a REIT.

                           (b) Attached hereto as Exhibit B is a true and
                  complete list of the persons owning a capital or profits interest in the Investor, the interest owned in the Investor by each such person, the persons owning beneficial interests in the entities (other than OPERS) owning a capital or profits interest in the Investor and the interest owned by each such person.

                           (c) OPERS is a "qualified trust" as that term is
                  defined in Section 856(h)(3)(E) of the Code except to the extent that it not being a "qualified trust" would not result in the Company being "closely-held" within the meaning of
                  Section 856(h) of the Code or would not result in the Company otherwise failing to qualify as a REIT.

                           (d) The Investor and those persons owning a direct or
                  indirect interest in the Investor collectively own, directly or indirectly, no more than 5% of the value of the Company, not including the Subject Shares.

                           (e) No person has a beneficial interest in OPERS
                  (based on such person's actuarial interest in such trust, as provided for in Section 856(h)(3)(A) of the Code) with a value of more than 0.2% of the total value of all beneficial interests in OPERS.

                           (f) (i) Except as notified to the Company by the
                  Investor pursuant to Section 4(b), the Investor directly owns no stock or other equity interest in excess of 9.8% in a Tenant identified on Exhibit A (as the same may be amended from time to time), and (ii) except as notified to the Company by the Investor pursuant to Section 4(b), no Person owns a stock or other equity interest (as determined for purposes of applying Section 856(d)(2)(B) of the Code) in a Tenant identified on Exhibit A (as the same may be amended from time to time) that would both (A) be attributable to the Investor by operation of Section 318 of the Code, as modified by
                  Section 856(d)(5) of the Code and (B) result in the Investor being deemed to own, pursuant to such section as so modified, in excess of 9.8% of such stock or other equity interests in such Tenant.

                           (g) For purposes of applying Section 856(h) of the
                  Code, no individual (as determined for purposes of applying
                  Section 856(h) but including "qualified trusts" other than OPERS) is or will be deemed to own more than 0.2% of the value or number, whichever is greater, of the outstanding Shares by virtue of the Investor's or OPERS' ownership of the Subject Shares and any Additional Shares, except for the direct or indirect individual members of Rothschild Realty Investors II L.L.C., no one of whom, following such acquisition, will be deemed to own (for purposes of applying such section), more than 9.8% of the value or the number, whichever is greater, of the outstanding Shares.

                  3.       Undertakings of the Company.

                           (a) Other than the waiver provided pursuant to this
                  Waiver, the Company will not hereafter grant any waiver of the Ownership Limit in the Declaration or the Articles Supplementary if such waiver would cause the Company to be "closely-held" or a "pension-held REIT," both within the meaning of Section 856(h) of the Code.

                           (b) Before the Company, or any entity, all or part of
                  the income of which would be attributed to the Company for purposes of applying Sections 856(c)(2) and 856(c)(3) of the Code, enters into a Major Lease, the Company will provide the name of the proposed Tenant to the Investor and will represent to the Investor the Tenant Representation contained in 1(b)(ii) hereof. The Company will not enter (or cause such entity to enter) into such Major Lease unless the Investor shall inform (or be treated as informing pursuant to Section 4(b) hereof) the Company that the Investor does not own and is not deemed to own, for purposes of Section 856(d)(2)(B) of the Code, more than a 9.8% interest in the proposed tenant.

                           (c) Except as provided in this Waiver, the Company
                  will not take any action or fail to take any reasonable action that it knows (or reasonably should know) would reasonably be expected to result in (other than (i) any action or failure to take action required to preserve the Company's status as a REIT or (ii) any action or failure to take action in reliance upon the representations and warranties of the Investor in
                  Section 2 or the undertakings of the Investor in Section 4),
                  (x) the Investor owning, actually or Beneficially, Shares to the extent that such actual or Beneficial Ownership of Shares would result in the Company being "closely-held" within the meaning of Section 856(h) of the Code or would result in the Company otherwise failing to qualify as a REIT, in either case solely by reason of the actual or Beneficial Ownership of the Subject Shares and any Additional Shares by the Investor and OPERS, or (y) less than 97% of the gross income of the Company for any year (for purposes of Section 856(c)(2) of the Code) being Qualifying Income (it being understood that, absent actual knowledge to the contrary or the failure of the Company to comply with Section 1(b) and 3(b) hereof, the Company shall be entitled to assume for this purpose that the Company does not own and is not deemed to own any interest in a Tenant described in Section 856(d)(2)(B) by reason of the ownership of the Subject Shares or any Additional Shares by the Investor, OPERS or any transferee that executes a Successor Waiver Agreement (as defined in Section 6)).

                  4.       Undertakings of the Investor.

                           (a) The Investor and those persons identified on
                  Exhibit B or who, following the date hereof, acquire a direct or indirect capital or profits interest in the Investor (the "Investor Group") will not take any action or fail to take any reasonable action that the Investor or any such Person knows (or reasonably should know) would reasonably be expected to cause: (i) the Investor to be an individual for purposes of
                  Section 542(a)(2) of the Code as modified by Section 856(h) of the Code, (ii) OPERS to fail to qualify as a "qualified trust" as that term is defined in Section 856(h)(3)(E) of the Code,
                  (iii) any individual (as determined for purposes of applying
                  Section 856(h) but including "qualified trusts" other than OPERS), except for the direct or indirect individual members of Rothschild Realty Investors II L.L.C., to be deemed to own more than 0.2% of the value or number, whichever is greater, of the outstanding Shares by virtue of the Investor's or OPERS' ownership of the Subject Shares or any Additional Shares, (iv) a direct or indirect individual member of Rothschild Realty Investors II L.L.C. to be deemed to own (for purposes of applying such section), more than 9.8% of the value or number of shares, whichever is greater, of the outstanding Shares, (v) any person to have a beneficial interest in OPERS (based on such person's actuarial interest in such trust, as provided in Section 856(h)(3)(A) of the
                  Code) with a value of more than 0.2% of the total value of all beneficial interests in OPERS, (vi) except as notified to the Company by the Investor pursuant to Section 4(b), the Investor to directly acquire a stock or other equity interest in a Tenant identified on Exhibit A (as the same may be amended from time to time) following the date hereof in excess of 9.8% of such stock or other equity interest in such Tenant, (vii) except as notified to the Company by the Investor pursuant to
                  Section 4(b), any Person to acquire a stock or other equity interest (as determined for purposes of applying Section 856(d)(2)(B) of the Code) in a Tenant identified on Exhibit A, following the receipt of such Exhibit A (as the same may be amended from time to time), that would both (A) result in the Investor and the Company being deemed to own, by operation of
                  Section 318 of the Code, as modified by Section 856(d)(5) of the Code, in excess of 9.8% of such stock or other equity interests in such Tenant, and (B) result in the Company having gross income for any year which is not Qualifying Income in excess of 2% of the gross income of the Company (as determined for purposes of Section 856(c)(2) of the Code) and (viii) the Investor to own more than 25% of the value of the Company.

                           (b) The Investor shall inform the Company, (i) within
                  10 business days of receiving any notice from the Company set forth in Section 3(b) hereof, if the Investor or any person having a direct or indirect ownership interest in the Investor owns or is deemed to own, for purposes of applying Section 856(d)(2)(B) of the Code, more than a 9.8% ownership interest in such proposed Tenant and the nature of such ownership (any such failure to notify the Company within such 10 business day period will for all purposes be deemed to be an affirmative statement by the Investor to the Company that neither the Investor nor any person having a direct or indirect ownership interest in the Investor owns or is deemed to own, for purposes of applying such section, more than a 9.8% ownership interest in such proposed Tenant), (ii) within 10 business days of the end of each quarter of the Company's fiscal year, if the Investor or any person having a direct or indirect ownership interest in the Investor owns or is deemed to own, for purposes of applying Section 856(d)(2)(B) of the Code, more than a 9.8% ownership interest in any Tenant on Exhibit A (as the same may be amended from time to time) and (iii) within 10 business days of any reasonable request from the Company, whether the level of ownership in any Tenant on Exhibit A (as the same may be amended from time to time) by the Investor or any person having a direct or indirect ownership interest in the Investor exceeds 9.8% for purposes of applying Section 856(d)(2)(B).

                  5. Waiver. On the basis of the accuracy of the representations and warranties of the Investor contained in Section 2 and the undertakings in
Section 4, the Company, pursuant to subparagraph 6.6(k) of Article VI of the Declaration, hereby exempts the Investor and its affiliates (as defined under Rule 144 under the Securities Act of 1933, as amended ("Affiliates")) from the restrictions on ownership of Shares set forth in the Declaration (the "Ownership Restrictions"), including subparagraphs 6.6(b)(i) and (ii) of Article VI of the Declaration; such exemption to be effective only to the extent it does not result in any individual (as determined for purposes of Section 856(h) of the Code but excluding OPERS and any qualified trusts as defined in Section 856(h)(3)(E) of the Code) Beneficially Owning more than 9.8% of the value or number, whichever is greater, of the Company's outstanding Shares.

                  6. Transfer of Subject Shares. The provisions of this Section 6 apply in the event the Investor seeks to transfer Subject Shares, Additional Shares and/or the Warrant in a manner that, but for this Section 6, would result in a violation of the Ownership Restrictions.

                           (a) Subject to the provisions of this Section 6, the
                  Company hereby agrees to exempt from the Ownership Restrictions any Person to whom the Investor seeks to transfer Subject Shares, Additional Shares or the Warrant to the extent necessary to enable the Investor to transfer ownership of Subject Shares, Additional Shares or the Warrant to such other Person. The agreement described in this paragraph (a) shall not become effective until the expiration of the period ending one year after the date hereof; provided, however, that an exemption with respect to transfers to Affiliates of the Investor shall be effective immediately.

                           (b) The agreement to exempt described in paragraph
                  (a) shall be conditioned on obtaining from the intended transferee of the Subject Shares, Additional Shares or the Warrant, as the case may be (the "Intended Transferee"), representations and undertakings reasonably requested by the Company in order to ensure that no individual (as determined for purposes of Section 856(h) of the Code but excluding "qualified trusts" as defined in Section 856(h)(3)(E) of the

                  Code) will Beneficially Own more than 9.8% of the value or number, whichever is greater, of the outstanding Shares following the Intended Transferee's acquisition of the Subject Shares, Additional Shares and/or the Warrant. The parties agree that the phrase "representations and undertakings reasonably requested" includes, but is not limited to, representations and undertakings similar to those set forth in
                  Section 2 and 4 hereof (but as modified by this Section 6). Such representations and undertakings shall be included in an agreement between the Company and the Intended Transferee consistent with the terms of this Waiver (a "Successor Waiver Agreement").

                  7.       Violation.

                           (a) In the event of any breach of a representation or
                  warranty given by the Investor in Section 2 or a violation of any of the undertakings set forth in Section 4 (other than as a result of a breach by the Company of any of the representations or warranties of the Company set forth in
                  Section 1 or a violation by the Company of any of the undertakings of the Company set forth in Section 3), in addition to all rights provided in this Waiver, in the Declaration or the Articles Supplementary, or granted by law (including recovery of damages), the Waiver set forth in
                  Section 5 hereof shall, to the extent reasonably determined by the Board to be necessary in order for the Company to qualify for taxation as a REIT, be void ab initio and shall result in a conversion of all or a portion (as reasonably determined by the Board to be necessary) of the Subject Shares and any Additional Shares into Excess Shares or, if an IRS Ruling Satisfactory to the Company has not been obtained, shall to such extent cause the issuance or acquisition of all or a portion of the Subject Shares and any Additional Shares to be void ab initio, in either case to the same extent as if the Waiver in Section 5 hereof had never been granted, and to be subject to the ownership limits and related provisions set forth in the Declaration and the Articles Supplementary.

                           (b) In addition to and not in limitation of the
                  provisions of paragraph (a), to the extent the Investor or OPERS attempts to acquire Beneficial Ownership of Shares that would result in any individual (other than OPERS or any other "qualified trust") Beneficially Owning in excess of 9.8% of the value or number, whichever is greater, of outstanding Shares, such purported acquisition shall be void ab initio and shall result in a conversion of such excess Shares into Excess Shares, or if an IRS Ruling Satisfactory to the Company has not been obtained, shall cause the issuance or acquisition of such excess Shares to be void ab initio.

                           (c) In the event the Company breaches any of the
                  representations and warranties given by the Company in Section 1 or any of the undertakings in Section 3 and such breach results in Subject Shares or Additional Shares being exchanged for Excess Shares in accordance with subparagraph 6.6(c)(i) of
                  Article VI of the Declaration, the Investor shall be entitled to exercise all rights provided herein or granted by law (including recovery of damages) or in equity.

                  8. Change in Law. In the event that there is a change in law or in the interpretation of the law of which the Company or the Investor has knowledge that may cause or has caused any Subject Shares or Additional Shares held by the Investor to be exchanged for Excess Shares or to be void ab initio, the Company and the Investor shall communicate such knowledge to the other party and shall use reasonable efforts (a) to prevent such occurrence or circumstance,
(b) to amend the documents and instruments with respect to the Subject Shares or Additional Shares held by the Investor to mitigate the effect of such change (provided, however, that in effecting such amendment, the Company shall in no event be required to (i) materially disproportionately disadvantage any other security holder of the Company, (ii) provide the Investor as a holder of the Subject Shares and Additional Shares with better terms, on a whole, than existed with respect to such Preferred Shares or Common Shares prior to such amendment or (iii) repurchase any securities of the Company owned, directly or indirectly, by the Investor), and (c) unless required by the Declaration or the Articles Supplementary or in order to preserve the Company's status as a REIT, to not disproportionately disadvantage the Investor with respect to other security holders of the Company in determining, if the Company is permitted to make such a determination, which Shares shall be void ab initio or exchanged for Excess Shares or repurchased.

                  9. Assignment. Except to the extent provided herein, no party hereto may assign (by operation of law or otherwise) either this Waiver or any if its rights, interests, or obligations hereunder without the prior written consent of the other party in its sole and absolute discretion.

                  10. Amendments. The provisions of this Waiver, including the provisions of this sentence (but excluding Exhibit A, which may be amended in accordance with Section 1), may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, unless each of the parties hereto consents in writing to such amendment, modification, supplement or waiver. Each such consent or waiver shall be effective only in the specific instance and for the specific purpose for which given.

                  11. Notice. All notices hereunder shall be in writing and shall be given: (a) if to the Company, at 14 Campus Boulevard, Suite 100, Newtown Square, Pennsylvania 19073, Attention: President and Chief Executive Officer and General Counsel, or such other address or addresses of which the Investor shall have been given notice, with copies to Pepper Hamilton LLP, 3000 Two Logan Square, Eighteenth and Arch Streets, Philadelphia, Pennsylvania 19103-2799, Attention: Michael Friedman, Esq., or such other address of which the Investor shall have been given notice; and (b) if to the Investor, at Rothschild Realty Inc., 1251 Avenue of the Americas, New York, New York 10020,
Attn: D. Pike Aloian, or such other address of which the Company shall have been given notice, with copies to Schulte Roth & Zabel LLP, 900 Third Avenue, New York, New York 10022, Attn: Marc Weingarten, Esq., or such other address of which the Company shall have been given notice. Any notice shall be deemed to have been given if personally delivered or sent by United States mail or by commercial courier or delivery service or by telegram or telex and shall be deemed received, unless earlier received, (i) if sent by certified or registered mail, return receipt requested, three business days after deposit in the mail, postage prepaid, (ii) if sent by United States Express Mail or by commercial courier or delivery service, one Business Day after delivery to a United States Post Office of delivery service, postage prepaid, (iii) if sent by telegram, telex or facsimile transmission, when receipt is acknowledged by answerback, and
(iv) if delivered by hand, on the date of receipt.

                  12. Severability. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.

                  13. Headings. The headings in this Waiver are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

                  14. Governing Law. This Waiver shall be governed by and construed in accordance with the laws of the State of Maryland as applied between residents of that State entering into contracts wholly to be performed in that State.

                  15. Counterparts. This Waiver may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

                                  * * * * * *

                  IN WITNESS WHEREOF, the parties hereto have executed and delivered this Waiver as of the date first written above.


                                    BRANDYWINE REALTY TRUST,
                                    a Maryland Real Estate Investment Trust


                                    By:/s/ Gerard H. Sweeney
                                    --------------------------------------------
                                    Name:  Gerard H. Sweeney
                                    Title: President and Chief Executive Officer


                                    FIVE ARROWS REALTY SECURITIES III L.L.C., a Delaware limited liability company


                                    By: /s/ D. Pike Aloian
                                    --------------------------------------------
                                    Name:  D. Pike Aloian
                                    Title: Manager